                                                                     Exhibit (n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the use in this Post-Effective Amendment No. 11/Amendment No. 30 to Registration Statement Nos. 333-133673/811-07982 on Form N-6 of our report dated March 27, 2014, relating to the financial statements and financial highlights comprising each of the Divisions of Paragon Separate Account C, our report dated March 27, 2014, relating to the consolidated financial statements and financial statement schedules of Metropolitan Life Insurance Company and subsidiaries, and our report dated April 14, 2014, relating to the consolidated financial statements of General American Life Insurance Company and subsidiary (the "Guarantor") (which report expresses an unmodified opinion and includes an other matter paragraph related to the Guarantor being a member of a controlled group), all appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to us under the heading "Independent Registered Public Accounting Firm" also in such Statement of Additional Information.


/s/ DELOITTE & TOUCHE LLP

Tampa, Florida
April 15, 2014